Exhibit 99.1

Cingulate Provides 2022 Clinical Plan for CTx-1301, an Investigational

Medication for Attention Deficit/Hyperactivity Disorder (ADHD)

Expedited Clinical Program Reduces Capital Requirements

KANSAS CITY, KS, February 8, 2022 – Cingulate Inc. (NASDAQ: CING), a clinical-stage biopharmaceutical company utilizing its proprietary Precision Timed Release™ (PTR™) drug delivery platform technology to build and advance a pipeline of next-generation pharmaceutical products, today announced updates to its 2022 clinical program for its lead candidate CTx-1301, an investigational asset for the treatment of Attention Deficit/Hyperactivity Disorder (ADHD).

This year, the Company plans to initiate its CTx-1301 Phase 3 clinical studies: a fixed-dose pediatric and adolescent safety and efficacy study, a dose-optimization study extension, and a pediatric safety and efficacy study to assess the onset and duration of efficacy. Specifically, the pivotal, fixed-dose study is slated to begin in the second quarter of 2022. These studies will be conducted in the United States (U.S.) and are instrumental for the filing of the New Drug Application to the U.S. Food and Drug Administration (FDA), expected in the second half of 2023.

Based on feedback from the FDA regarding the CTx-1301 initial Pediatric Study Plan (iPSP), and longstanding guidance on the 505(b)(2) pathway, Cingulate has accelerated its study timeline, with a strong likelihood of reducing capital requirements by condensing the number and design of studies, therefore potentially reducing its time to approval.

“We are determined to bring our lead candidate, CTx-1301, to market as efficiently as possible, within the FDA regulatory pathway for a 505(b)(2) drug. The expedited timeline of our clinical trials will allow us to commercialize our products more quickly, addressing the significant unmet needs in the ADHD market, and ultimately improving patient outcomes,” said Shane J. Schaffer, Cingulate Chairman and Chief Executive Officer. “These studies allow Cingulate to compile a robust data set for our FDA filing, providing clinicians and payers clear evidence of the potential benefits of CTx-1301.”

About Attention Deficit/Hyperactivity Disorder (ADHD)

Attention Deficit/Hyperactivity Disorder (ADHD) is a chronic neurobiological and developmental disorder that affects millions of children and often continues into adulthood. The condition is marked by an ongoing pattern of inattention and/or hyperactivity-impulsivity that interferes with functioning or development.

In the U.S., approximately 6.4 million children and adolescents (11 percent) aged under the age of 18 have been diagnosed with ADHD. Among this group, approximately 80 percent receive treatment, with 65 percent demonstrating clinical ADHD symptoms that persist into adulthood. Adult ADHD prevalence is estimated at approximately 11 million patients (4.4 percent), double the size of the child and adolescent segment combined, however, only an estimated 20 percent receive treatment.

Although there is no single medical, physical, or genetic test for ADHD, qualified mental health care professionals and physicians can provide a diagnostic evaluation after gathering information from multiple sources, including: ADHD symptom checklists, standardized behavior rating scales, detailed histories of past and current functioning, and information obtained from family members or significant others who know the person well. Some practitioners will also conduct tests of cognitive ability and academic achievement to rule out a possible learning disability.

About Cingulate®

Cingulate Inc. (NASDAQ: CING), is a clinical-stage biopharmaceutical company utilizing its proprietary Precision Timed Release™ (PTR™) drug delivery platform technology to build and advance a pipeline of next-generation pharmaceutical products, designed to improve the lives of patients suffering from frequently diagnosed conditions characterized by burdensome daily dosing regimens and suboptimal treatment outcomes. With an initial focus on the treatment of Attention Deficit/Hyperactivity Disorder (ADHD), Cingulate is identifying and evaluating additional therapeutic areas where PTR technology may be employed to develop future product candidates, including to treat anxiety disorders.

Cingulate is headquartered in Kansas City. For more information visit Cingulate.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, including statements with respect to our plans, assumptions, expectations, beliefs and objectives with respect to product development, clinical studies, clinical and regulatory timelines, market opportunity, competitive position, business strategies, potential growth opportunities and other statements that are predictive in nature.

These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “continue,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors disclosed in our filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” section of our prospectus filed with the SEC on December 9, 2021. All forward-looking statements speak only as of the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

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Contacts:

Investor Relations Thomas Dalton Head of Investor & Public Relations, Cingulate, Inc. TDalton@cingulate.com 913-942-2301	Media Relations Melyssa Weible Elixir Health Public Relations mweible@elixirhealthpr.com 201-723-5805

Andy Brimmer / Amy Feng Joele Frank, Wilkinson Brimmer Katcher abrimmer@joelefrank.com afeng@joelefrank.com 212-355-4449